PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT
IN RESPECT OF THE QUARTERLY PERIOD FROM 21 MARCH 2005 TO 19 JUNE 2005

NOTE INFORMATION

	Class A Notes	Class B Notes	Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$1,158,000,000	US$42,000,000	US$1,200,000,000
Principal Balance of each class of Note at the end of the immediately preceding Quarterly Payment Date	US$282,349,118	US$42,000,000	US$324,349,118
Amount to be applied towards payment of principal on each class of Note on this Quarterly Payment Date	US$25,019,169	US$0	US$25,019,169
Principal Balance of each class of Note after payments referred to above have been applied	US$257,329,949	US$42,000,000	US$299,329,949
Note Factor at the end of the Quarterly Payment Date	0.222219300	1.000000000
Amount to be applied towards payment of interest on each class of Note on this Quarterly Payment Date	US$2,333,851	US$375,830	US$2,709,681
LIBOR in respect of this quarterly period	3.05000%	3.05000%
Rate of interest payable on each class of Note in respect of this quarterly period	3.27000%	3.54000%

SUBORDINATION LEVELS

Moody’s indicative required subordination level at time of issue	3.00%
Standard & Poor’s indicative required subordination level at time of issue	1.85%
Fitch indicative required subordination level at time of issue	2.60%
Initial Subordination Level provided on the Closing Date	3.50%
Actual Subordination Level on this Quarterly Payment Date	14.03%

A$ REDRAW NOTES AND A$ SUBORDINATED NOTES

As at 10 June 2005 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Limit as at 10 June 2005	A$3,500,000
Redraw Facility Principal at the commencement of this Quarterly Payment Date	A$250,000
Redraw Facility Principal at the end of this Quarterly Payment Date	A$250,000
Redraw Facility Principal repaid during the quarterly period	A$0
Aggregate Subordinate Funded Further Advance Amounts in relation to the Quarterly Payment Date	A$3,477
Interest paid on Redraw Facility Principal during the quarterly period	A$3,392

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the commencement of this Quarterly Payment Date	A$3,167,470
Principal Cash Balance at the end of this Quarterly Payment Date	A$2,923,140

INCOME RESERVE IN AUD

Income Reserve at the commencement of this Quarterly Payment Date	A$0
Income Reserve at the end of this Quarterly Payment Date	A$0

COLLECTION INFORMATION IN AUD

Collections (1) held by the Trustee in relation to this Quarterly Payment Date	A$62,945,442
Less : Principal Cash Balance at the end of the Quarterly Payment Date	A$2,923,140
Less : Income Reserve at the end of the Quarterly Payment Date	A$0

Collections (other than Principal Cash Balance and Income Reserve) at the end of the Quarterly Payment Date	A$60,022,302
Less : Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0
Less : Collections to be applied towards payment of Expenses of the Trust in respect of this quarterly period	A$11,156,737

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$48,865,564

Principal Collections (net of redraws) in relation to this Quarterly Payment Date	A$48,865,564
Less : Principal Collections applied or retained by the Trust to be applied towards the acquisition of substitute housing loans	A$0
Less : Principal Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0

A$ Principal Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$48,865,564

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	US$25,019,169

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT IN RESPECT OF
THE QUARTERLY PERIOD FROM 21 MARCH 2005 TO 19 JUNE 2005 (continued)

HOUSING LOAN POOL INFORMATION IN AUD

		Number of Housing	Maximum Current	Minimum Current
		Loan	Housing Loan	Housing Loan
	Number of Housing Loans	Accounts	Balance	Balance

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	4,456	5,400	A$818,989	A$0

	Weighted Average	Weighted Average		Total Valuation
	Original	Current	Maximum Original	of the
	Loan-to-Value Ratio	Loan-to-Value Ratio	Loan-to-Value Ratio	Security Properties

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	74.73%	64.01%	95.00%	A$1,131,171,917

		Outstanding Balance	Outstanding Balance	Average Current
	Outstanding Balance	of Fixed Rate	of Variable Rate	Housing Loan
	of Housing Loans	Housing Loans	Housing Loans	Balance

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	A$581,705,489	A$53,367,660	A$528,337,829	A$130,544

		Weighted Average
	Maximum Remaining Term	Remaining	Weighted Average	Stated Income
	To Maturity	Term to Maturity	Seasoning	Proportion

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	321 months	295 months	62 months	1.66%

FURTHER ADVANCE INFORMATION IN AUD

Aggregate amount of Further Advances (not being subordinated further advances) made during the period	A$0.00

DELINQUENCY INFORMATION

As at the opening of business on June 1, 2005.

			Outstanding Balance	Percentage of Pool by
			of the Applicable	Outstanding Balance
		Percentage of Pool by	Delinquent Housing	of Housing
	Number of Housing Loans	number	Loans	Loans

30 - 59 days	5	0.09%	A$755,899	0.13%
60 - 89 days	4	0.07%	A$469,313	0.08%
90 - 119 days	3	0.06%	A$383,651	0.07%
Greater than 120 days	3	0.06%	A$584,708	0.10%

Total Arrears	15	0.28%	A$2,193,570	0.38%

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to the opening of business on June 1, 2005.
Amount of mortgage insurance claims made:	A$136,144
Amount of mortgage insurance claims paid:	A$136,144
Amount of mortgage insurance claims pending:	A$0.00
Amount of mortgage insurance claims denied:	A$0.00